UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 9, 2026

ALEANNA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41164	98-1582153
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

300 Crescent Court, Suite 1860 Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (469) 398-2200
(Former name or former address, if changed since last report)

Not Applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ANNA	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A Common Stock	ANNAW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.
On November 12, 2026, AleAnna, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended September 30, 2026. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K (the “Current Report”) and is incorporated by reference herein.

The information in this Current Report on Form 8-K, including Exhibit 99.1 furnished hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 9, 2026, the Board of Directors (the “Board”) of the Company increased the size of the Board from five directors to six directors and filled the newly created vacancy by appointing Glen Cayley to the Board to serve as a Class III director for a term expiring at the Company’s 2027 annual meeting of stockholders and until his successor is duly elected and qualified or until his earlier death, resignation, or removal. Mr. Cayley was also appointed to serve as a member of the Audit Committee of the Board and the Compensation Committee of the Board. .

Glen Cayley, 71, is an upstream oil and gas professional with 40 years of experience leading exploration, field development and production operations worldwide. Since June 2024, Mr. Cayley has served as a director and Co-Founder of Azuli Limited, a United Kingdom developer of carbon capture and storage projects. Since December 2023, Mr. Cayley has served as the Executive Chairman and Co-Founder of Azuli International Limited. Since April 2023, Mr. Cayley has also served as a member of the board of directors of Round Down Residents Garden Company Limited. Since July 2017, Mr. Cayley has served as a member of the board of directors of Cayley Oil and Gas Advisory. Between 2010 and 2017, Mr. Cayley held a series of senior roles at Shell EP and Royal Dutch Shell plc., including Vice President of Exploration Excellence, Chief Explorer and the UK and Ireland Upstream Director. Mr. Cayley holds a B.Sc. in Geology/Earth Science and Chemistry from the University of Liverpool and an M.Sc. in Petroleum Geology from the University of Aberdeen.

The Company believes Mr. Cayley is qualified to serve as a director of the Company due to his extensive experience in upstream oil and gas exploration, development and operations.

Mr. Cayley will receive the Company’s standard compensation for non-employee directors, which is described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 30, 2026. There are no arrangements or understandings between Mr. Cayley and any other person pursuant to which Mr. Cayley was named a director of the Company.

Item 9.01 Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Description
99.1	Press Release, dated November 12, 2026, issued by AleAnna, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2026

AleAnna, Inc.

	By:	/s/ Ivan Ronald
		Name:	Ivan Ronald
		Title:	Chief Financial Officer
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